UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2020

Alliance BioEnergy Plus,Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3710 Buckeye Street, Suite 120 Palm Beach Gardens, FL	33410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
Common Stock	ALLM	Pink Sheets

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On March 3, 2020, the Company’s Board of Directors appointed Peter Zimeri as a director of the Company, effective immediately, to serve until the next election of directors or appointment of their successors.

Set forth below is certain biographical information concerning Mr. Zimeri:

Peter Zimeri (67)

Peter Zimeri has been a director of the Company since March 2020. He is a successful businessman having been the single largest private producer of electricity in Central America through his ownership and operation of five power plants producing 120 MW of electricity. He has also been the owner of a textile plant with a workforce of over 3000. He has degrees in Mechanical and Aeronautical Engineering from Georgia Tech and has been a board member of the International Civil Aviation Organization. From 2016 to the present date, he has been co-owned and board member of a technology company holding patents on 3D without glasses technology. From 2014 through 2018 he owned a solar power plant in the United States comprising 19 locations and producing approximately 30 megawatts of power. Form 2013 through 2016, he served as a consultant to various power plant enterprises and restructured power plants economically and technically. He has played an instrumental role in power generation in Central America since 1977.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

By:	/s/ Benjamin Slager
Name:	Benjamin Slager
Title:	Chief Executive Officer

Dated: March 23, 2020